                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                _______________

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                                _______________

                                  COMPUSA INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                    75-2261497
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                           14951 North Dallas Parkway
                              Dallas, Texas 75240
                    (Address of principal executive offices)
                                _______________

                            LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                                _______________

                                JAMES F. HALPIN
                                   President
                           14951 North Dallas Parkway
                              Dallas, Texas  75240
                    (Name and address of agent for service)

                                 (972) 982-4000
         (Telephone number, including area code, of agent for service)
                                _______________

                                    COPY TO:
                                 FRED W. FULTON
                            Jackson & Walker, L.L.P.
                                901 Main Street
                                   Suite 6000
                              Dallas, Texas  75202
                                 (214) 953-5894

    APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN:
     From time to time after this Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
           Title of                Amount         Proposed Maximum          Maximum        Amount of
          Securities               to be         Offering Price Per      Offering Price   Registration
       to be Registered          Registered          Share /(1)/             /(1)/         Fee/(1)/
------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01    4,000,000             $20.50             $82,000,000     $24,848.49
 per share                        shares
======================================================================================================

--------------
(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the offering price and registration fee are based on a price of $20.50 per share, which price is an average of the high and low prices of the Common Stock on the New York Stock Exchange on December 12, 1996. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statements Nos. 33-72718, 33-45339 and 33-99282 on Form S-8, as amended.

PROSPECTUS

                                  COMPUSA INC.
                               16,788,736 SHARES
                                       OF
                                 COMMON STOCK*

          This Prospectus has been prepared by CompUSA Inc., a Delaware corporation (the "Company"), for use upon resale by certain directors, officers and employees of the Company (the "Selling Stockholders") of up to 16,788,736 shares of the Company's common stock, par value $.01 per share ("Common Stock"). The Selling Stockholders have acquired and/or may in the future acquire shares of Common Stock from the Company pursuant to awards granted from time to time to the Selling Stockholders under the Company's Long-Term Incentive Plan (the "Plan").

          The Common Stock may be sold from time to time by the Selling Stockholders or permitted transferees. Such sales may be sold on one or more exchanges, including the New York Stock Exchange ("NYSE"), in the over-the-counter market or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. See "Plan of Distribution." Upon any sale of the Common Stock offered hereby, the Selling Stockholders or permitted transferees and participating agents, brokers, dealers and marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          The Common Stock is listed for trading on the NYSE under the symbol "CPU." On December 13, 1996, the last reported sale price of the Common Stock, as reported on the NYSE Composite Transactions Tape, was $19.625. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $22,000.

* This figure is an estimate. The Company has filed Registration Statements on Form S-8, Registration Numbers 33-72718, 33-45339, 33-99282 and 333-_____ (of
  which this Prospectus is a part), which Registration Statements cover the sale by the Company of Common Stock issuable pursuant to awards granted or to be granted under the Plan. This Prospectus covers the resale by the Selling Stockholders of an indeterminate number of shares of Common Stock acquired or that may be acquired by the Selling Stockholders pursuant to awards granted or to be granted to the Selling Stockholders under the Plan.
                               _________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December 17, 1996.

                                 AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the Internet World Wide Web, which can be accessed at http://www.sec.gov, and which contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected and copied at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

          This Prospectus constitutes part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits thereto, in accordance with the rules and regulations of the Commission. For further information concerning the Company and the Common Stock, reference is made to the Registration Statement and the exhibits filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

          The Company's principal executive offices are located at 14951 North Dallas Parkway, Dallas, Texas 75240, and the Company's telephone number is (972) 982-4000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this Prospectus:

          (i)    Annual Report on Form 10-K for the year ended June 29, 1996;

          (ii) Quarterly Report on Form 10-Q for the quarter ended September 28, 1996;

          (iii) Current Report on Form 8-K/A filed with the Commission on August 2, 1996;

          (iv) Current Report on Form 8-K filed with the Commission on August 14, 1996; and

          (v) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A (No. 1-11566) filed December 6, 1996, as amended.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Prospectus and prior to the termination of this offering (the "Offering") shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (without exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed in writing to CompUSA Inc., 14951 North Dallas Parkway, Dallas, Texas 75240, Attention: Assistant Secretary, or by telephone at (972) 982-4000.

                                USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                              SELLING STOCKHOLDERS

          Information relating to the Selling Stockholders will be provided by Prospectus Supplement.

                              PLAN OF DISTRIBUTION

          The Common Stock offered hereby may be sold from time to time by the Selling Stockholders or permitted transferees. The Common Stock may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or permitted transferees and/or from the purchasers of the Common Stock for whom they may act, (iv) the writing of options on the Common Stock, (v) the pledge of the Common Stock as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Common Stock or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer engaged in such block trade will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of the applicable exchange, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or permitted transferees and any underwriters, brokers, dealers or agents that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the Common Stock by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, while this Prospectus covers the offering and sale of the securities noted above, such securities may also qualify for sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"), and accordingly such securities may be sold under Rule 144 rather than pursuant to this Prospectus.

          The Company will pay all of the expenses incident to the offering and sale of the Common Stock to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

                                 LEGAL MATTERS

          Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon by Jackson & Walker, L.L.P., Dallas, Texas.

                                    EXPERTS

          The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended June 29, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

          The Company is a Delaware corporation and the Delaware General Corporation Law (the "Delaware Law") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

          Reference is made to Article VII of the Company's Restated and Amended Bylaws, which provides for indemnification of directors and officers except as to certain circumstances and except as provided by applicable law.

          Additionally, Article VI ("Article VI") of the Company's Restated and Amended Certificate of Incorporation limits the personal liability of directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that to the extent required from time to time by applicable law, Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No dealer, salesperson or other person has
been authorized to give any information or to
make any representation not contained in this
Prospectus in connection with the offering
made hereby and, if given or made, such
information or representation must not be
relied upon as having been authorized by the
Company.  This Prospectus does not
constitute an offer to sell or a solicitation of              COMPUSA INC.
an offer to buy any securities in any
jurisdiction to any person to whom it would
be unlawful to make such an offer or
solicitation in such jurisdiction.  Neither the
delivery of this Prospectus nor any sale made               16,788,736 SHARES
hereunder shall, under any circumstances,                      COMMON STOCK
create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

            ----------------------

               TABLE OF CONTENTS                             PROSPECTUS
                                         Page
Incorporation of Certain Documents
 by Reference...........................  2
Use of Proceeds.........................  3
Selling Stockholders....................  3
Plan of Distribution....................  3
Legal Matters...........................  4
Experts.................................  4
Indemnification.........................  5

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended June 29, 1996; (ii) Quarterly Report on Form 10-Q for the quarter ended September 28, 1996; (iii) Current Report on Form 8-K/A filed with the Commission on August 2, 1996; (iv) Current Report on Form 8-K filed with the Commission on August 14, 1996; and (iii) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A (No. 1-11566) filed November 25, 1992, as amended by the Company's Registration Statements on Form 8-A/A filed November 14, 1995 and December 6, 1996, respectively, and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation and the Delaware General Corporation Law (the "Delaware Law") empowers a corporation organized thereunder to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers.

     Reference is made to Article VII of the Company's Restated and Amended Bylaws, which provides for indemnification of directors and officers except as to certain circumstances and except as provided by applicable law.

     Additionally, Article VI ("Article VI") of the Company's Restated and Amended Certificate of Incorporation limits the personal liability of directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that to the extent required from time to time by applicable law, Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
 Number  Description of Exhibit
-------  ----------------------

4.1      Restated and Amended Certificate of Incorporation of the
         Registrant./(1)/

4.2      Restated and Amended Bylaws of the Registrant./(2)/

4.3      Specimen Common Stock Certificate (as amended)./(3)/

4.4      Specimen 9 1/2% Senior Subordinated Note Due 2000./(4)/

4.5 Indenture dated June 17, 1993 among CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., CompService Inc., as Guarantors, and U.S. Trust Company of Texas, N.A., as Trustee, relating to 9 1/2% Senior Subordinated Notes Due 2000./(5)/

4.6 First Supplemental Indenture dated as of December 1, 1995 among the Company, CompTeam Inc., CompFinance Inc., CompService Inc., and U.S. Trust Company of Texas, N.A., as Trustee./(6)/

4.7 Second Supplemental Indenture dated as of February 7, 1996 among the Company, CompTeam Inc., CompFinance Inc., CompService Inc., CompUSA Holdings II Inc., and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.8 Third Supplemental Indenture dated as of May 14, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., Snowstorm Merger Corp. and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.9 Fourth Supplemental Indenture dated as of May 30, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc. and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.10 Fifth Supplemental Indenture dated as of June 14, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P., CompUSA Holdings Company and U.S. Trust Company of Texas, N.A., as Trustee./(9)/

4.11 Subsidiary Guarantees executed by CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P. and CompUSA Holdings Company./(7)/

4.12 Rights Agreement dated April 29, 1994, between the Company and Bank One, Texas, N.A., as Rights Agent./(2)/

4.13 Letter of the Company dated November 1, 1995, appointing First Interstate Bank of Texas, N.A., as substitute Rights Agent under the Rights Agreement./(3)/

4.14 Letter of the Company dated August 16, 1996, appointing American Stock Transfer & Trust Company as substitute Rights Agent under the Rights Agreement./(7)/

5        Opinion of Jackson & Walker, L.L.P./(9)/

15       None.

23.1     Consent of Ernst & Young LLP./(9)/

23.2     Consent of Jackson & Walker, L.L.P./(8)/

24       Power of Attorney./(9)/

99 CompUSA Inc. Long-Term Incentive Plan, restated and amended as of November 19, 1996./(9)/
-----------
(1) Previously filed as an exhibit to the Company's Registration Statement No. 1-11566 on Form 8-A/A filed December 6, 1996, as amended.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 1994 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 23, 1995 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 26, 1993 and incorporated herein by reference.
(5) Previously filed as an exhibit to Registration Statement No. 33-62884 on Form S-3 and incorporated herein by reference.
(6) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 23, 1996 and incorporated herein by reference.
(7) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 and incorporated herein by reference.
(8)  Included in the opinion of Jackson & Walker, L.L.P. filed herewith.
(9)  Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 12th day of December, 1996.

                              CompUSA Inc.


                              By     /s/ James E. Skinner
                                  ----------------------------------------------
                                  James E. Skinner, Executive Vice President


                               POWER OF ATTORNEY

     Each person whose signature appears below authorizes James F. Halpin and James E. Skinner, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the offering and sale of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signatures                       Title                     Date
         ----------                       -----                     ----

                                    President, Chief
                                    Executive Officer         December __, 1996
                                      and Director
----------------------------  (Principal Executive Officer)
 James F. Halpin


                                Executive Vice President
                              and Chief Financial Officer     December 12, 1996
/s/ James E. Skinner            (Principal Financial and
----------------------------       Accounting Officer)
 James E. Skinner


/s/ Giles H. Bateman                 Chairman of the          December 12, 1996
----------------------------       Board of Directors
 Giles H. Bateman


/s/ Kevin J. Roche                      Director              December 12, 1996
----------------------------
 Kevin J. Roche


/s/ Warren D. Feldberg                  Director              December 12, 1996
----------------------------
 Warren D. Feldberg


/s/ Leonard L. Berry, Ph.D              Director              December 12, 1996
----------------------------
 Leonard L. Berry, Ph.D.


/s/ Lawrence Mittman                    Director              December 12, 1996
----------------------------
 Lawrence Mittman

                               INDEX TO EXHIBITS

Exhibit No.  Exhibit
-----------  -------


4.1          Restated and Amended Certificate of Incorporation of the
             Registrant./(1)/

4.2          Restated and Amended Bylaws of the Registrant./(2)/

4.3          Specimen Common Stock Certificate (as amended)./(3)/

4.4          Specimen 9 1/2% Senior Subordinated Note Due 2000./(4)/

4.5 Indenture dated June 17, 1993 among CompUSA Inc., as Issuer, Compudyne Products, Inc., Compudyne Direct, Inc., CompFinance Inc., CompService Inc., as Guarantors, and U.S. Trust Company of Texas, N.A., as Trustee, relating to 9 1/2% Senior Subordinated Notes Due 2000./(5)/

4.6 First Supplemental Indenture dated as of December 1, 1995 among the Company, CompTeam Inc., CompFinance Inc., CompService Inc., and U.S. Trust Company of Texas, N.A., as Trustee./(6)/

4.7 Second Supplemental Indenture dated as of February 7, 1996 among the Company, CompTeam Inc., CompFinance Inc., CompService Inc., CompUSA Holdings II Inc., and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.8 Third Supplemental Indenture dated as of May 14, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., Snowstorm Merger Corp. and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.9 Fourth Supplemental Indenture dated as of May 30, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc. and U.S. Trust Company of Texas, N.A., as Trustee./(7)/

4.10 Fifth Supplemental Indenture dated as of June 14, 1996 among the Company, CompFinance Inc., CompService Inc., CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P., CompUSA Holdings Company and U.S. Trust Company of Texas, N.A., as Trustee./(9)/

4.11 Subsidiary Guarantees executed by CompTeam Inc., CompUSA Holdings II Inc., PCs Compleat, Inc., CompUSA Holdings I Inc., CompUSA Management Company, CompUSA Stores L.P. and CompUSA Holdings Company./(7)/

4.12 Rights Agreement dated April 29, 1994, between the Company and Bank One, Texas, N.A., as Rights Agent./(2)/

4.13 Letter of the Company dated November 1, 1995, appointing First Interstate Bank of Texas, N.A., as substitute Rights Agent under the Rights Agreement./(3)/

4.14 Letter of the Company dated August 16, 1996, appointing American Stock Transfer & Trust Company as substitute Rights Agent under the Rights Agreement./(7)/

5            Opinion of Jackson & Walker, L.L.P./(9)/

15           None.

23.1         Consent of Ernst & Young LLP./(9)/

23.2         Consent of Jackson & Walker, L.L.P./(8)/

24           Power of Attorney./(9)/

99 CompUSA Inc. Long-Term Incentive Plan, restated and amended as of November 19, 1996./(9)/
_________

(1) Previously filed as an exhibit to the Company's Registration Statement No. 1-11566 on Form 8-A/A filed December 6, 1996, as amended.
(2) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 1994 and incorporated herein by reference.
(3) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 23, 1995 and incorporated herein by reference.
(4) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 26, 1993 and incorporated herein by reference.
(5) Previously filed as an exhibit to Registration Statement No. 33-62884 on Form S-3 and incorporated herein by reference.
(6) Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 23, 1996 and incorporated herein by reference.
(7) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996 and incorporated herein by reference.
(8)  Included in the opinion of Jackson & Walker, L.L.P. filed herewith.
(9)  Filed herewith.